Exhibit 10.1

SETTLEMENT AGREEMENT

This settlement agreement (Agreement), effective as of March ___, 2023 (Effective Date), by and between NyacAU, LLC (NyacAU), Goldrich Mining Company (Goldrich), Goldrich Placer, LLC (GP), Goldrich NyacAU Placer, LLC (GNP), Dr. J. Michael James, individually (Dr. James), and Bear Leasing, LLC (Bear Leasing) (each a Party and, collectively, the Parties), is intended to, among other things, forever resolve all outstanding arbitration issues, awards, and orders; forever resolve all outstanding issues before the Alaska superior court, including all court-entered judgments; and forever terminate and supersede all prior agreements between all of the Parties hereto.

WHEREAS, GP and NyacAU entered into a joint venture agreement dated April 2, 2012 which was acknowledged by Goldrich; and

WHEREAS, NyacAU and GP formed GNP and entered into an Operating Agreement; and

WHEREAS, NyacAU and GNP entered into a security agreement dated May 2, 2012 (the NyacAU/GNP Security Agreement) to secure repayment of fifty percent (50%) of a funding mechanism known as Line of Credit 1 (LOC1), which was advanced by NyacAU;

WHEREAS, disputes arose between the Parties and individual natural persons associated with the Parties which resulted in an arbitration hearing conducted in 2018, which was partially resolved in November 2019 but which the arbitration panel retained partial jurisdiction over through the Effective Date (the Arbitration); and

WHEREAS, pursuant to the Arbitration, various arbitration orders and awards establishing the rights and liabilities between the Parties were issued; and

WHEREAS, the Parties disagree upon the interpretation of several Arbitration orders and awards; and

WHEREAS, NyacAU, Bear Leasing, and Dr. James filed an action before the Anchorage Superior Court, Case No. 3AN-19-12706 CI (the Enforcement Action), to enforce provisions of the first partial final Arbitration award and reduce the same to judgments; and

WHEREAS, GNP was voluntarily dissolved on May 27, 2019, but as of the Effective Date remains in the formal process of winding-up;

WHEREAS, the Enforcement Action was stayed until February 24, 2023, by mutual agreement of the Parties and court approval; and

WHEREAS, the Parties desire to resolve all claims and disputes, and all possible claims and disputes, related in any way to the Arbitration, the Enforcement Action, the operation of the Chandalar placer mine prior to the Effective Date, and all pre-existing agreements by and between all of the Parties.

SETTLEMENT AGREEMENT	Page 1 of 9

NOW, THEREFORE, in consideration of the mutual promises and representations contained herein, the Parties agree as follows, and recognize that such agreement fully resolves and releases any and all claims which were, or which could have been, asserted in either the Arbitration or the Enforcement Action or pursuant to the terms of any prior agreements between any of the Parties:

1.         Payment of $105,000. Subject to all of the terms of this Agreement, Goldrich shall pay to NyacAU, Bear Leasing, and/or Dr. James an aggregate sum of one hundred and five thousand and no/100 dollars ($105,000) in the following proportions: $105,000 to NyacAU (collectively, the $105,000 Payment). The $105,000 Payment shall be immediately due to NyacAU, Bear Leasing, and/or Dr. James upon the execution of this agreement; however, payment must be made no later than 30 days after the execution of said agreement. The $105,000 Payment reflects the resolution of all sums owed, and which could have been determined to be owed, by and between the Parties, in the Arbitration (at least two monetary awards from which have been reduced to judgment), the Enforcement Action, or any other proceeding which could have been initiated by any Party prior to the Effective Date including, without limitation, claims made or which could have been by any of the Parties against the natural, individual persons also named in the Arbitration. Among other things, the $105,000 Payment fully resolves all outstanding issues in the Arbitration and in the Enforcement Action, including, without limitation, Arbitration awards and orders and all court-entered judgments.

All Parties shall sign stipulations to dismiss both the Arbitration and the Enforcement Action with prejudice, subject to the provisions set forth below in Sections 8 and 9 of this Agreement. Upon tender of the $105,000 Payment, those Parties which are judgment creditors in the Enforcement Action, including, without limitation, Dr. James, shall execute satisfactions of all judgments entered in the Enforcement Action for simultaneous filing with the stipulation to dismiss the Enforcement Action described in Section 9, below. Similarly, all judgment creditors in the Enforcement Action shall execute so many original releases of judgment liens for the benefit of the corresponding judgment debtors to release all judgment liens in all jurisdictions, counties, and recording districts in which any judgment entered in the Enforcement Action was recorded.

Importantly, however, in the event that the $105,000 Payment is not made within thirty (30) days of the execution of this Agreement by all Parties, unless additional time for making the $105,000 Payment is agreed to in writing and signed by all Parties, this Agreement shall become null and void in its entirety ab initio and no provision herein shall have any legal effect or consequence whatsoever. If this Agreement becomes null and void in its entirety ab initio, among other things no stipulations to dismiss or satisfactions of judgment will be filed, no term of this Agreement shall in any way be enforceable, and this Agreement shall be inadmissible as evidence against any Party hereto in the Arbitration, Enforcement Action, or any other proceeding. Furthermore, if this Agreement shall become null and void no Party shall be liable to any other for any additional expenses, liabilities, or responsibilities, and all legal rights and matters pending in the Arbitration or Enforcement Action shall not change in any way from how they existed immediately prior to the Effective Date.

SETTLEMENT AGREEMENT	Page 2 of 9

2.        Prior Agreements Extinguished. All prior oral or written agreements between the Parties shall hereby be deemed to be terminated, if and to the extent not previously terminated, and of no further force or effect whatsoever with respect to any of the Parties, with the sole exception of the NyacAU/GNP Security Agreement, a copy of which is appended hereto as Exhibit A. NyacAU shall retain all rights it has under the NyacAU/GNP Security Agreement. However, notwithstanding anything in this Agreement to the contrary, no Party shall be deemed to waive or relinquish any defense or other basis it may have for challenging the NyacAU/GNP Security Agreement, its enforceability, or any legal rights or advantages NyacAU may have thereunder. With this limited exception, all rights, obligations, and liabilities of any of the Parties under any prior agreements are hereby extinguished (including, without limitation, the terms of that Tolling Agreement between the Parties dated August 22, 2022).

Notwithstanding this Section 2, Goldrich and NyacAU have executed an option agreement (Option Agreement) concurrently herewith, granting Goldrich, or its designee, the right, but not the obligation, to receive and assume, among other permits and licenses, the individual federal and state mining permits, identified therein as Individual Permit No. POA-2009-00366-M4 and State Permit No. APMA 9953, to mine the placer claims at the Chandalar mine. Among other things, the Option Agreement establishes the rights of Goldrich, or its designee, and NyacAU, as well as grants production payments to NyacAU, should Goldrich timely exercise the option granted therein.

3.         Goldrich Stock. Subject to the execution of this Agreement by all Parties and the tender of the $105,000 Payment, Goldrich will no longer consider NyacAU or any NyacAU affiliate to be an affiliate of Goldrich. Accordingly, Goldrich will remove any hold, agency, affiliate or similar designation upon the shares of Goldrich stock sold to and held by Dr. James or Nyac Mining Company, LLC (Nyac), respectively, and thereafter, to the maximum extent permitted by law, Goldrich will not interfere in any way with Dr. James’ or Nyac’s sale of their respective Goldrich stock. Subject to the terms and conditions of this Section 3, upon the presentation of an Affidavit of Lost Stock, the transfer agent of Goldrich will reissue the stock certificate without a restrictive legend in the name of the original shareholder. All related transfer agent fees shall be paid by the original shareholder.

4.        Mineral Reservation. The 2% Mineral Reservation conveyed to GNP by quitclaim deed from Jumbo Basin Corporation on August 8, 2012, and recorded in the Fairbanks Recording District on August 13, 2012 as Instrument No. 2012-015417-0 (the JBR) shall be conveyed to Goldrich by Special Warranty Deed in the form attached hereto as Exhibit B (the Deed). By signing below, GNP, NyacAU, and Dr. James each certify, represent, and warrant that GNP has neither conveyed, nor attempted to convey, the JBR to any other person or entity since GNP received it. By executing this Agreement, all Parties agree that neither NyacAU, Bear Leasing, GNP, Dr. James, nor any company affiliated with or managed or controlled by any of the same, shall have any interest whatsoever in the JBR. The Deed shall be executed by GNP concurrently with this Agreement, and said executed Deed shall be held in escrow by respective counsel for GNP until such time as one or more cashier’s checks representing the $105,000 Payment are tendered, at which time the executed Deed shall be exchanged for the checks.

SETTLEMENT AGREEMENT	Page 3 of 9

5.         Oil Barrels. Goldrich shall be responsible for the removal of any oil barrels remaining at the Chandalar placer mine site.

6.        Claim Nos. ADL 726220 - 726225. Goldrich agrees that it will not pursue its claim against NyacAU, Dr. James, or any other individual or entity for NyacAU’s failure to preserve Claim Nos.  ADL 726220 - 726225 (collectively, the Claims). These are the claims located at the end of the runway at the Chandalar placer mine, and the Claims are primarily utilized to stage items for the winter trail. Goldrich, or any Goldrich designee, is free to “top file” on the Claims if it desires to do so. As of the Effective Date, neither NyacAU nor Dr. James shall have any further obligation to act with respect to any of the Claims. NyacAU, GNP, Dr. James, and Bear Leasing each agree that neither themselves, nor any affiliate company under any of their ownership or control, will re-stake the Claims.

7.         Mutual Releases of All Claims. For and in consideration of the payments and covenants described herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, all Parties hereby mutually release and forever discharge each other and their respective successors in interest, parent and subsidiary companies, assigns, officers, directors, agents, attorneys, employees, insurers, and re-insurers, of and from all actions, causes of action, suits, controversies, claims, and demands of every kind and nature, whether mature or to mature in the future, arising in any way out of the Arbitration, the Enforcement Action, the operation of the Chandalar mine prior to the Effective Date, and all pre-existing agreements between the Parties. The Parties specifically intend to discharge any and all liability for all known and unknown damages relating in any way to the events, proceedings, and relationships described in this Agreement. The Parties each release any right or future right they may have to reform, rescind, modify, or set aside this Agreement, in whole or in part, because of mutual or unilateral mistakes. The risk of such uncertainty of mistake is assumed by each of the Parties for the consideration described in this Agreement.

The Parties acknowledge that they are familiar with the decision of the Alaska Supreme Court case Witt v. Watkins, 579 P.2d 1065 (Alaska 1978), and it is the intention of the Parties to assume the obligations contained in this Agreement, despite the risk of mistake, changes in the damages, and discovery of new or different damages. Such mutual release of all claims relates to each and every claim that was brought in the Arbitration and the Enforcement Action, and any claim which could have been brought in either proceeding or any other proceeding. Familiarity with the Alaska Supreme Court case Young v. State, 455 P.2d 889 (Alaska 1969), is also acknowledged by the Parties, and any protection of the holding therein relevant to any of the present matters is hereby expressly waived by all Parties. All Parties further acknowledge awareness and understanding of Industrial Commercial Electric, Inc. v. McLees, 101 P.3d 593 (Alaska 2004), and expressly acknowledge that they did not rely on any representation made by any other party, or any other party’s agents, in deciding to mutually settle all claims and in deciding to execute this Agreement, separate from the representations and consideration included in this Agreement. All Parties affirm that they have been made familiar with the decision of the Alaska Supreme Court in Totem Marine Tug & Barge v. Alyeska Pipeline Service Co., 584 P.2d 15 (Alaska 1978), and accordingly all Parties waive all claims for avoidance of this this Agreement, or any part thereof, on the grounds of economic duress.

SETTLEMENT AGREEMENT	Page 4 of 9

8.         Dismissal of the Arbitration. Immediately following tender of the $105,000 Payment, the Arbitration, presided over by the three-member panel comprised of arbitrators Bennett, Brewer, and Kettrick, shall be dismissed with prejudice. This Agreement is intended to be in full and final resolution of any and all claims whatsoever which were, or which could have been, made or litigated in the Arbitration. A stipulation to dismiss the Arbitration with prejudice shall be executed by all Parties concurrently with this Agreement, and said executed stipulation shall be held in escrow by each Party’s respective counsel until such time as one or more cashier’s checks representing the $105,000 Payment are tendered. Once the $105,000 Payment is tendered, respective counsel for the Parties in the Arbitration shall promptly file the executed stipulation with the Panel. Each Party also agrees to promptly execute and file any other documents necessary or helpful to effectuating expeditious dismissal of the Arbitration.

9.         Dismissal of Enforcement Action. Immediately following tender of the $105,000 Payment, the Enforcement Action shall be dismissed with prejudice. This Agreement is intended to be in full and final resolution of any and all claims whatsoever which were, or which could have been, made or litigated in the Enforcement Action. A stipulation to dismiss the Enforcement Action with prejudice shall be executed by all Parties concurrently with this Agreement, and said executed stipulation shall be held in escrow by each Party’s respective counsel until such time as one or more cashier’s checks representing the $105,000 Payment are tendered. Once the $105,000 Payment is tendered, respective counsel for the Parties in the Enforcement Action shall promptly file the executed stipulation with the Anchorage Superior Court. Each Party also agrees to promptly execute and file any other documents necessary or helpful to effectuating expeditious dismissal of the Enforcement Action.

10.       Invalid Parts. Any provision of this Agreement found to be prohibited by law shall be ineffective to the extent of such prohibition without invalidating any portion of the rest of this Agreement.

11.       Headings. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof. The words in this Agreement shall be construed as to refer to the masculine, feminine, neuter, singular, or plural form, and to an individual or individuals or an organization or organizations, as the identity of the persons or persons and context and situation may require.

12.       Modification. This Agreement is the entire agreement between the Parties, and it may not be amended or modified except in writing, executed by all Parties to this Agreement.

13.       Choice of Law; Venue; Interpretation: This Agreement shall be construed and interpreted in accordance with the laws of the State of Alaska. The Parties agree that venue for any dispute over this Agreement shall lie exclusively with the superior court for the State of Alaska at Anchorage, Alaska. This Agreement shall not be strictly construed for or against the drafter of the Agreement.

14.       GNP: GNP is made a party to this Agreement as part of its formal winding-up process by its sole manager, NyacAU. All Parties hereto acknowledge the propriety of GNP being made a party to this Agreement.

SETTLEMENT AGREEMENT	Page 5 of 9

15.      Representation. Each party hereto acknowledges that the Agreement was initially prepared by Bankston Gronning Brecht P.C., legal counsel representing NyacAU, GNP, Bear Leasing, and Dr. James. Further, each party acknowledges that said legal counsel was acting solely on behalf of NyacAU, GNP, Bear Leasing, and Dr. James, and not on behalf of any other party, individually or collectively. Each party has been advised to seek independent legal and financial counsel with respect to his execution of the Agreement and has had the opportunity to do so. Goldrich and NyacAU have each agreed to pay 50% of the total cost to draft this Agreement and the Option Agreement of even date herewith. The cost of drafting both of these documents has been capped at $10,000, with NyacAU and Goldrich responsible for contributing up to $5,000 each. Except for the limited fee sharing described in this Section 15, each party hereto shall alone be responsible for all of its own attorney’s fees and costs in connection with this Agreement, and all related matters.

16.      Counterparts/Electronic Delivery. This Agreement may be executed in two or more counterparts, each of which may be executed and delivered via facsimile or PDF or other electronic delivery with the same validity as if it were an ink-signed document, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same document. The signature of any Party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

17.      Entire Agreement. This instrument contains the entire agreement between the Parties hereto with respect to the transactions contemplated herein.

NyacAU, Goldrich, GP, GNP, Dr. James, and Bear Leasing each hereby declare that the terms of this Agreement have been carefully read and are fully understood and are voluntarily accepted for the purpose of making a full and final compromise of any and all claims, whether disputed or otherwise, for and on account of the matters described above. This Mutual Release of All Claims contains nine (9) pages and is the entire agreement of the Parties.

IN WITNESS WHEREOF I have hereunto set my hand this _____ day of March, 2023.

READ BEFORE SIGNING

NyacAU, LLC

Dr. J. Michael James, its Manager

SUBSCRIBED AND SWORN to by Dr. J. Michael James before me this _____ day of March, 2023.

Notary Public, State of Alaska
My Commission Expires:

SETTLEMENT AGREEMENT	Page 6 of 9

IN WITNESS WHEREOF I have hereunto set my hand this _____ day of March, 2023.

READ BEFORE SIGNING

Goldrich NyacAU Placer, LLC

By: NyacAU, LLC, its Manager

Dr. J. Michael James, its Manager and Member

SUBSCRIBED AND SWORN to by Dr. J. Michael James before me this _____ day of March, 2023.

Notary Public, State of Alaska
My Commission Expires:

IN WITNESS WHEREOF I have hereunto set my hand this _____ day of March, 2023.

READ BEFORE SIGNING

Bear Leasing, LLC

Dr. J. Michael James, Manager

SUBSCRIBED AND SWORN to by Dr. J. Michael James before me this _____ day of March, 2023.

Notary Public, State of Alaska
My Commission Expires:

SETTLEMENT AGREEMENT	Page 7 of 9

IN WITNESS WHEREOF I have hereunto set my hand this _____ day of March, 2023.

READ BEFORE SIGNING

Dr. J. Michael James

SUBSCRIBED AND SWORN to by Dr. J. Michael James before me this _____ day of March, 2023.

Notary Public, State of Alaska
My Commission Expires:

IN WITNESS WHEREOF I have hereunto set my hand this _____ day of March, 2023.

READ BEFORE SIGNING

Goldrich Mining Company

William Schara, its CEO and President

SUBSCRIBED AND SWORN to by William Schara before me this _____ day of March, 2023.

Notary Public, State of Washington
My Commission Expires:

[Additional signature page follows]

SETTLEMENT AGREEMENT	Page 8 of 9

IN WITNESS WHEREOF I have hereunto set my hand this _____ day of March, 2023.

READ BEFORE SIGNING

Goldrich Placer, LLC

By: Goldrich Mining Company, its sole member

William Schara, CEO and President

SUBSCRIBED AND SWORN to by William Schara before me this _____ day of March, 2023.

Notary Public, State of Washington
My Commission Expires:

SETTLEMENT AGREEMENT	Page 9 of 9